UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 1, 2023

FGI Industries Ltd.

(Exact name of registrant as specified in its charter)

Commission file number 001-41207

Cayman Islands	98-1603252
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

906 Murray Road

East Hanover, New Jersey 07936

(973) 428-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	FGI	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	FGIWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders held on June 1, 2023, the Company’s shareholders voted on the following matters:

1.	Election of 5 directors of the Company:

Nominee	For	Against	Abstain	Broker Non-Votes
David Bruce	7,218,972	0	8,768	788,732
John Chen	7,218,775	0	8,695	788,732
Todd Heysse	7,218,575	0	9,165	788,732
Kellie Zesch Weir	7,218,319	0	9,421	788,732
Jae Chung	7,215,603	0	12,137	788,732

2.	Ratify, in a non-binding advisory vote, the appointment of Marcum LLP as the Company’s independent auditor for the year ending December 31, 2023, and authorize the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor:

For	Against	Abstain	Broker Non-Votes
8,011,716	1,956	2,800	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

FGI INDUSTRIES LTD.

Dated: June 5, 2023	By:	/s/ John Chen
John Chen
Executive Chairman